Exhibit 99.1

Arrow Electronics Posts Strong Third Quarter Operating Results;
Operating Efficiencies Evident in Results

    MELVILLE, N.Y.--(BUSINESS WIRE)--Oct. 23, 2003--Arrow Electronics, Inc. (NYSE:ARW) today reported a third quarter 2003 net loss of $6.2 million ($.06 per share) on sales of $2.10 billion, compared with a net loss of $11.1 million ($.11 per share) on sales of $1.81 billion in last year's third quarter. The company's results for the third quarter of 2003 and 2002 include a number of items outlined below that impact their comparability. Excluding those items, net income for the quarter ended September 30, 2003 would have been $15.1 million ($.15 per share) and net income in the third quarter of 2002 would have been $.5 million ($.01 per share).
    The company noted that, as had been previously disclosed, third quarter profit was reduced by $4.7 million ($2.9 million net of taxes or $.03 per share) as a result of the issuance in June 2003 of $350 million of 6.875% 10 year senior notes, the proceeds of which were used to repay $192.0 million of 8.2% senior notes maturing on October 1, 2003 and to pay, prior to maturity, $154.4 million for the zero coupon bonds as discussed below.
    "We are encouraged by our solid operating performance in what is traditionally a seasonally weak quarter," said William E. Mitchell, President and Chief Executive Officer of Arrow, "as we continue to execute on our initiatives focused on enhancing operating efficiencies. Operating income as a percentage of sales increased sequentially for the second straight quarter. Additionally, we generated over $105 million in free cash flow and took further steps to strengthen our balance sheet by once again purchasing debt prior to maturity," he added.
    Worldwide components revenue of $1.58 billion were at the same level as the second quarter and increased 20% over last year's third quarter. Operating income as a percentage of sales was 3.9%, up 40 basis points sequentially and 50 basis points from last year's third quarter.
    "Sales in our North American Components group were up 6% sequentially, offsetting the seasonal decline in Europe as a result of the extended summer holidays and up 26% over last year," said Mr. Mitchell. "Both operating income dollars and operating income as a percentage of sales were the highest we've seen in nine quarters, serving as affirmation that the strategic initiatives we have launched have been successful and that we have a cost structure in place that can be leveraged to provide substantially improved operating performance even on modest sales growth," he added.
    Worldwide computer products sales totaled $516.3 million, down 6% from the seasonally strong second quarter, but up 4% over last year. Excluding the impact of the computer related business divested in Northern Europe, sales declined by 3% from the June quarter. Operating income as a percentage of sales decreased by 80 basis points sequentially, but increased by 50 basis points from last year.
    "Our North American Computer Products group experienced year-over-year sales growth for the third sequential quarter," Mr. Mitchell said, "though they were impacted by the traditional seasonal sales decline from the second quarter. Notably, the group experienced year-over-year growth in operating income dollars as well as margin for the ninth sequential quarter," he added.
    "We remain committed to continuously identifying and evaluating opportunities to be more efficient while ensuring that we are well positioned to benefit from the inevitable cyclical upturn," said Mr. Mitchell. "Looking forward, visibility remains limited, customer ordering patterns remain fairly consistent with prior quarters, and product, in general, remains readily available."
    The company's results for the third quarter of 2003 and 2002 include a number of items outlined below that impact their comparability:

    -- Throughout 2003, the company has implemented actions to become more effectively organized and to improve its operating efficiencies, with targeted annual savings of $75 million. The estimated restructuring charges associated with these actions total $38.5 million, of which $21.2 million ($14.4 million net of taxes or $.14 per share) was recorded through June 30, 2003 and $9.1 million ($6.3 million net of taxes or $.06 per share) was recorded in the third quarter of 2003. It is anticipated that the remaining $8.2 million will be recorded over the next several quarters.

    -- During the third quarter of 2003, the company paid $154.4 million to repurchase zero coupon bonds that may initially be put to the company in February 2006. The repurchase of these bonds resulted in a charge of $3.3 million ($2.0 million net of taxes or $.02 per share). In last year's third quarter, the company repurchased $250.0 million of its 6.45% senior notes due in November 2003 and $57.5 million of its 8.2% senior notes due in October 2003. The premium paid, along with the write-off of related deferred issuance costs, resulted in a charge of $18.8 million ($11.6 million net of taxes or $.11 per share). Under newly-effective accounting rules, the premium paid to repurchase a company's debt is no longer recorded as an extraordinary charge, and as such, all prior periods have been restated.

    -- In April 2000, the company purchased Tekelec Europe SA ("Tekelec"), a French company, from Tekelec Airtronic SA ("Airtronic") and certain other selling shareholders. Pursuant to the share purchase agreement, Airtronic agreed to indemnify the company against certain liabilities. Since the closing of the acquisition, Tekelec has received (i) claims by the French tax authorities relating to alleged fraudulent activities intended to avoid the payment of value-added tax in respect of periods prior to closing in the amount of EUR 11.3 million ($13.0 million at the current exchange rate), including penalties and interest (the "VAT Matter"); (ii) a product liability claim in the amount of EUR 11.3 million ($13.0 million); and (iii) claims for damages from certain former employees of Tekelec for wrongful dismissal or additional compensation in the amount of EUR .5 million ($.5 million). Tekelec has notified Airtronic of these claims and invoked its right to indemnification under the purchase agreement.

        The VAT Matter is currently the subject of administrative proceedings in France, and Airtronic has elected to assume the defense of this claim, in accordance with the terms of the purchase agreement, and has asserted certain defenses to the claim. In September 2003, the French courts confirmed the criminal conviction of the son of the former president of Airtronic, who was an employee of Tekelec prior to the acquisition, for tax fraud involving conduct similar in part to that alleged in connection with the tax claim against Tekelec.

        The product liability claim is subject to French legal proceedings under which separate determinations are made as to whether the products were defective and the amount of damages sustained by the purchaser. The manufacturer of the product is also a party to these proceedings. Arrow believes that it has valid defenses to this claim and intends to vigorously defend these proceedings.

        During 2003, judgments were rendered in favor of the former employees and Tekelec, while appealing, has been ordered to pay damages in the amount of EUR .4 million ($.4 million). This amount has previously been accrued by the company in connection with the accounting for the acquisition of Tekelec. Tekelec has demanded payment of this amount from Airtronic and received in response a letter, dated October 8, 2003, asserting that the indemnification provisions of the purchase agreement are not enforceable. The company has been advised by counsel that the indemnification provisions are enforceable and intends to pursue its rights for indemnification vigorously.

        Airtronic, a privately held French company, has recently obtained an extension until December 31, 2003 to file its 2002 financial statements. Consequently, no current financial information about Airtronic is available. In light of the company's current inability to assess Airtronic's ability to fulfill its obligations under the indemnity with respect to the VAT Matter, an acquisition indemnification charge of $13.0 million ($.13 per share) has been recognized.

    Nine Month Results

    Arrow's net loss for the first nine months of 2003 was $.3 million on sales of $6.20 billion, compared with a net loss of $618.1 million ($6.20 and $6.11 per share on a basic and diluted basis, respectively) on sales of $5.50 billion in the first nine months of 2002.
    Net income for the first nine months of 2003 includes the aforementioned restructuring charges and acquisition indemnification charge, an integration charge of $6.9 million ($4.8 million net of taxes or $.05 per share) related to the acquisition and integration of Pioneer-Standard's IED business, and a charge of $6.2 million ($3.7 million net of taxes or $.03 per share) related to the repurchase of $239.9 million of the company's debt. Excluding these items, net income would have been $42.0 million ($.42 per share) for the nine months ended September 30, 2003.
    Effective January 1, 2002 the company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." As a result of this new rule the company recorded an impairment charge of $603.7 million ($6.05 and $5.97 per share on a basic and diluted basis, respectively) for the nine months ended September 30, 2002, which has been recorded as a cumulative effect of a change in accounting principle. In last year's second quarter, the company sold the Gates/Arrow commodity computer products business, and in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," accounted for the transaction as a discontinued operation. The net loss of $5.9 million, including the loss on the sale of Gates/Arrow, was accounted for in a single line item on the income statement. Also included in last year's results was a $5.4 million ($3.2 million net of taxes or $.03 per share) severance charge associated with the resignation of the company's chief executive officer.
    Excluding the aforementioned loss from discontinued operations, severance charge, loss on the prepayment of debt, and the cumulative effect of change in accounting principle, net income for the first nine months of 2002 would have been $6.4 million ($.06 per share).
    Arrow Electronics is one of the world's largest distributors of electronic components and computer products and a leading provider of services to the electronics industry. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and over 150,000 original equipment manufacturers, contract manufacturers, and commercial customers through more than 190 sales facilities and 21 distribution centers in 40 countries. Detailed information about Arrow's operations can be found at www.arrow.com.

    CONTACT: Arrow Electronics, Inc.
             Robert E. Klatell, 631-847-1830
             Executive Vice President
                         or
             Eileen M. O'Connor, 631-847-5740
             Vice President, Investor Relations


    Pro Forma Results

    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Arrow also discloses pro forma or non-GAAP results of operations that exclude certain items. Arrow discloses such pro forma information in order to reflect underlying operating performance and to permit shareholders and other readers to better assess the company's operating results. Such information is provided as a complement to results provided in accordance with GAAP.

    Safe Harbor

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.



                        ARROW ELECTRONICS, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 (In thousands except per share data)

                         Three Months Ended       Nine Months Ended
                            September 30,            September 30,
                       ----------------------  ----------------------
                          2003        2002        2003        2002
                          ----        ----        ----        ----

Sales                  $2,095,245  $1,811,339  $6,198,489  $5,499,195
                       ----------  ----------  ----------  ----------
Costs and expenses:
  Cost of products sold 1,751,680   1,502,717   5,164,764   4,556,453
  Selling, general and
    administrative
    expenses              271,767     254,610     823,194     763,958
  Depreciation and
   amortization            15,512      16,190      50,469      50,500
  Acquisition
   indemnification
   charge                  13,002           -      13,002           -
  Restructuring charges     9,100           -      30,342           -
  Integration charge            -           -       6,904           -
  Severance charge              -           -           -       5,375
                       ----------  ----------  ----------  ----------
                        2,061,061   1,773,517   6,088,675   5,376,286
                       ----------  ----------  ----------  ----------

Operating income           34,184      37,822     109,814     122,909

Equity in earnings of
  affiliated companies      1,751       1,000       3,136       1,966

Loss on prepayment of
 debt (A)                   3,292      18,776       6,234      18,776

Interest expense, net      36,202      38,373     101,367     120,445
                       ----------  ----------  ----------  ----------

Income (loss) before
 income taxes and
 minority interest         (3,559)    (18,327)      5,349     (14,346)

Provision for (benefit
 from) income taxes         2,888      (6,964)      5,586      (5,560)
                       ----------  ----------  ----------  ----------

Loss before minority
 interest                  (6,447)    (11,363)       (237)     (8,786)

Minority interest            (213)       (246)         75        (330)
                       ----------  ----------  ----------  ----------

Loss from continuing
 operations                (6,234)    (11,117)       (312)     (8,456)

Loss from discontinued
 operations, net of taxes
 (including loss from
 disposal of $6,120, net
 of tax benefit of
 $4,114)(B)                     -           -           -      (5,911)
                       ----------  ----------  ----------  ----------

Loss before cumulative
 effect of change in
 accounting principle      (6,234)    (11,117)       (312)    (14,367)

Cumulative effect of
 change in accounting
 principle (C)                  -           -           -    (603,709)
                       ----------  ----------  ----------  ----------

Net loss               $   (6,234) $  (11,117) $     (312) $ (618,076)
                       ==========  ==========  ==========  ==========


                        ARROW ELECTRONICS, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 (In thousands except per share data)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                               ------------------- ------------------
                                   2003      2002     2003      2002
                                   ----      ----     ----      ----
Net loss per basic share:
  Loss from continuing
   operations                  $   (.06) $   (.11)  $     -  $   (.09)
  Loss from discontinued
   operations (B)                     -         -         -      (.06)
  Cumulative effect of change
   in accounting principle (C)        -         -         -     (6.05)
                               --------  --------   -------  --------
  Net loss per basic share     $   (.06) $   (.11)  $     -  $  (6.20)
                               ========  ========   =======  ========

Net loss per diluted share:
  Loss from continuing
   operations                  $   (.06) $   (.11)  $     -  $   (.08)
  Loss from discontinued
   operations (B)                     -         -         -      (.06)
  Cumulative effect of change
   in accounting principle (C)        -         -         -     (5.97)
                               --------  --------   -------  --------
  Net loss per diluted share   $   (.06) $   (.11)  $     -  $  (6.11)
                               ========  ========   =======  ========

Average number of shares
 outstanding:
  Basic                         100,142    99,874   100,073    99,737
  Diluted                       100,142   100,504   100,073   101,185

                        See accompanying notes.

   This interim report is subject to independent audit at year-end.



                        ARROW ELECTRONICS, INC.
                                 NOTES

(A) As required by Statement of Financial Accounting Standards No. 145, "Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," the company has recorded any loss on the early retirement of debt as a component of continuing operations. In prior periods such losses were recorded as an extraordinary item, net of taxes, as required by Statement of Financial Accounting Standards No. 4. Accordingly, all prior periods have been restated to present the losses on the early retirement of debt as required by Statement of Financial Accounting Standards No. 145.


(B) In May 2002, the company sold substantially all of the assets of Gates/Arrow Distributing, a business unit within the company's North American Computer Products group that sold commodity computer products such as printers, monitors, other peripherals, and software to value-added resellers in North America. This business is accounted for as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, its results have been included in the consolidated statement of operations as a single line item and all prior period information has been restated to reflect this presentation.


(C) The company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. As a result of the evaluation process, the company recorded an impairment charge of $603.7 million ($6.05 and $5.97 per share on a basic and diluted basis, respectively, for the nine months ended September 30, 2002). In accordance with the transitional rules, the company has recorded the impairment charge as a cumulative effect of change in accounting principle effective with the first quarter of 2002.


                        ARROW ELECTRONICS, INC.
                      CONSOLIDATED BALANCE SHEET
                            (In thousands)



                                            September 30, December 31,
                                                2003         2002
                                            ------------- ------------

 Assets

 Current assets:
   Cash and short-term investments          $    677,948  $   694,092
   Accounts receivable, net                    1,561,315    1,378,562
   Inventories                                 1,296,705    1,201,271
   Other                                          56,739       59,810
                                            ------------- ------------

 Total current assets                          3,592,707    3,333,735

 Property, plant and equipment, net              284,352      299,518
 Investments in affiliated companies              35,081       32,527
 Cost in excess of net assets of
   companies acquired                            872,277      748,368
 Other assets                                    251,938      253,457
                                            ------------- ------------

                                            $  5,036,355  $ 4,667,605
                                            ============= ============

 Liabilities and Shareholders' Equity

 Current liabilities:
   Accounts payable                         $    951,776  $   917,271
   Accrued expenses                              330,747      258,774
   Short-term borrowings, including current
     portion of long-term debt                   203,210      286,348
                                            ------------- ------------

 Total current liabilities                     1,485,733    1,462,393

 Long-term debt                                2,026,335    1,807,113
 Other                                           170,609      162,850
 Shareholders' equity                          1,353,678    1,235,249
                                            ------------- ------------

                                            $  5,036,355  $ 4,667,605
                                            ============= ============

   This interim report is subject to independent audit at year-end.



                        ARROW ELECTRONICS, INC.
                          SEGMENT INFORMATION
                            (In thousands)


                         Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                       ----------------------- -----------------------
                         2003(A)      2002       2003(B)     2002(C)
                       ----------- ----------- ----------- -----------

 Sales:
  Components           $1,578,987  $1,315,337  $4,643,426  $4,004,983
  Computer products       516,258     496,002   1,555,063   1,494,212
                       ----------- ----------- ----------- -----------
   Consolidated        $2,095,245  $1,811,339  $6,198,489  $5,499,195
                       =========== =========== =========== ===========


 Operating income:
  Components           $   61,940  $   44,291  $  166,551  $  143,676
  Computer products        13,349      10,333      47,640      34,987
  Corporate               (41,105)    (16,802)   (104,377)    (55,754)
                       ----------- ----------- ----------- -----------
   Consolidated        $   34,184  $   37,822  $  109,814  $  122,909
                       =========== =========== =========== ===========


(A) Includes a restructuring charge of $9.1 million and an acquisition indemnification charge of $13.0 million for the three months ended September 30, 2003.

(B) Includes restructuring charges totaling $30.3 million, an acquisition indemnification charge of $13.0 million, and an integration charge of $6.9 million related to the acquisition and integration of the Industrial Electronics Distribution business of Pioneer-Standard Electronics, Inc. for the nine months ended
    September 30, 2003.

(C) Includes a severance charge of $5.4 million for the nine months ended September 30, 2002.


   This interim report is subject to independent audit at year-end.


                        ARROW ELECTRONICS, INC.
                        EARNINGS RECONCILIATION
                 (In thousands except per share data)


                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------ -------------------
                                   2003      2002     2003       2002
                                -------- --------- -------- ----------

 Net loss, as reported          $(6,234) $(11,117) $  (312) $(618,076)
   Acquisition
    indemnification charge       13,002         -   13,002          -
   Restructuring charges,
    net of taxes                  6,325         -   20,732          -
   Integration charge, net
    of taxes                          -         -    4,822          -
   Severance charge, net
    of taxes                          -         -        -      3,214
   Loss on prepayment of
    debt, net of taxes            1,969    11,641    3,728     11,641
   Loss from discontinued
    operations, net of taxes          -         -        -      5,911
   Cumulative effect of change
    in accounting principle           -         -        -    603,709
                                -------- --------- -------- ----------
 Net income, as adjusted        $15,062  $    524  $41,972  $   6,399
                                ======== ========= ======== ==========


 Net loss per diluted share,
  as reported                   $  (.06) $   (.11) $     -  $   (6.11)
   Acquisition
    indemnification charge          .l3         -      .13          -
   Restructuring charges,
    net of taxes                    .06         -      .21          -
   Integration charge, net
    of taxes                          -         -      .05          -
   Severance charge, net
    of taxes                          -         -        -        .03
   Loss on prepayment of
    debt, net of taxes              .02       .12      .03        .11
   Loss from discontinued
    operations, net of taxes          -         -        -        .06
   Cumulative effect of change
    in accounting principle           -         -        -       5.97
                                -------- --------- -------- ----------
 Net income per diluted share,
  as adjusted                   $   .15  $    .01  $   .42  $     .06
                                ======== ========= ======== ==========